AMERICAN DEPOSITARY
SHARES Each American
Depositary
Share represents one
Deposited Security)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES,
PAR VALUE RAND TEN CENTS
EACH OF
ANGLO AMERICAN PLATINUM
CORPORATION LIMITED
(INCORPORATED IN THE
REPUBLIC OF SOUTH AFRICA)
The Bank of New York, as
depositary (hereinafter
called the Depositary),
hereby certifies (i) that
there have been deposited
with the Depositary or
its agent, nominee,
custodian, clearing agency or
correspondent, the securities
described above or evidence
of the right to receive
such securities, (ii)
that at the date hereof each
American Depositary Share
evidenced by this Receipt
represents the amount of
such Deposited Securities
shown above, and that
or registered assigns IS
THE OWNER OF ________
AMERICAN DEPOSITARY SHARES
hereby evidenced and called,
and except as otherwise
herein expressly provided,
is entitled upon surrender
at the Corporate Trust
Office of the Depositary,
New York, New York of this
Receipt duly endorsed for
transfer and upon payment
of the charges as provided
on the reverse of this Receipt
and in compliance with
applicable laws or governmental
regulations, at Owners option
(1) to delivery at the officer
of the agent, nominee, custodian,
clearing agency or correspondent
 of the Depositary, to a
person specified by Owner,
of the amount of Deposited
Securities represented hereby
or evidence of the right to
receive the same or (2) to
have such Deposited Securities
forwarded at his cost and risk
to him at the Corporate Trust
Office of the Depositary.  The
words Deposited Securities
wherever used in this Receipt
shall mean the Shares described
herein (including such evidence
of the right to receive the same)
deposited with the Depositary as
aforesaid, and any and all other
shares, securities, cash and other
property held by the Depositary in
place thereof or in addition
thereto
as provided herein.  The word
Owner
wherever used in this Receipt
shall
mean the name in which this
Receipt
is registered upon the books of
the
Depositary from time to time.  The
Depositarys Corporate Trust Office
is located at a different address
than its principal executive
office.
Its Corporate Trust Office is
located at 101 Barclay Street,
New York, New York 10286, and
its principal executive office
is located at 48 Wall Street,
New York, New York 10015.
RECEIPTS.
This Receipt is one of
a continuing issue of Receipts,
all evidencing rights of like
tenor with respect to the
Deposited Securities, and all
issued or to be issued upon
the terms and conditions
herein provided, which
shall govern the continuing
arrangement by the Depositary
with respect to initial
deposits as well as the
rights of holders and
Owners of Receipts subsequent
to such deposits.
The issuer of the Receipts
is deemed to be the legal
entity resulting from the
agreement herein provided for.
The issuance of Receipts
against deposits generally
may be suspended, or the
issuance of Receipts against
the deposit of particular
securities may be withheld,
if such action is deemed
ecessary or advisable by
the Depositary at any time
and from time to time
because of any requirements
of any government or
governmental body or
commission or for any
other reason.  The Depositary
assumes no liability with
respect to the validity
or worth of the Deposited
Securities.
TRANSFER
OF RECEIPTS.
Until the surrender of this
Receipt in accordance with
the terms hereof, the
Depositary will maintain
an office in the Borough
of Manhattan, the City of
 New York, for the registration
of Receipts and transfers of
Receipts where the Owners of
Receipts may, during regular
business hours, inspect the
transfer books of the list
of Owners of Receipts as
maintained by the Depositary.
The transfer of this Receipt
is registrable on the books
of the Depositary at its
Corporate Trust Office by
the holder hereof in
person or by duly authorized
attorney, upon surrender
of this Receipt properly
endorsed for transfer or
accompanied by proper
instruments of transfer
and funds sufficient
to pay any applicable
transfer taxes, and the
fees and expenses of the
Depositary and upon
compliance with such
regulations, if any,
as the Depositary may
establish for such
purpose, consistent
with the provisions of
Article 16 hereof.  This
Receipt may be split into
other such Receipts, or
may be combined with
other such Receipts
into one Receipt,
representing the same
aggregate number of
American Depositary
Shares as the Receipt
or Receipts surrendered.
Upon such split or combination
not involving a transfer, a
charge will be made as
provided herein.  The
Depositary may close
the transfer books at
any time or from time
to time when deemed
expedient by it in
connection with the
performance of its
duties hereunder.
PROOF OF CITIZENSHIP
OR RESIDENCE.
	The Depositary may
require any holder or
Owner of Receipts, or any
person presenting
securities for deposit
against the issuance
of Receipts, from time
to time, to file such
proof of citizenship
or residence and to
furnish such other
information, by
affidavit or otherwise,
and to execute such
certificates and other
instruments as may be
necessary or proper to
comply with any laws
or regulations relating
to the issuance or
transfer of Receipts,
the receipt or distribution
of dividends or other
property, or the taxation
thereof or of receipts
or deposited securities,
and the Depositary may
withhold the issuance
or registration of
transfer of any Receipt
or payment of such dividends
or delivery of such property
from any holder, Owner or
other person, as the case
may be, who shall fail to
file such proofs,
certificates or other
instruments.
TRANSFERABILITY
RECORD OWNERSHIP.
	It is a condition
of this Receipt and every
successive holder and Owner
of this Receipt by accepting
or holding the same consents
and agrees, that title to
this Receipt when properly
endorsed or accompanied by proper
instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument, provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat
the person in whose name this
Receipt is registered on the books
of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
purposes.
TAX LIABILITY.
	The Depositary shall not be
liable for any governmental taxes,
assessments or charges or
corporate assessments or charges
which may become payable in
respect of the Deposited
Securities, but a ratable part of
any and all of the same whether
such tax, assessment or charge
becomes payable by reason of any
present or future law, statute,
charter provision, by-law,
regulation or otherwise, shall be
payable by the Owner hereof to the
Depositary at any time on request.
Upon the failure of the holder or
Owner of this Receipt to pay any
such amount, the Depositary may
sell for account of such Owner an
amount of the Deposited Securities
equal to all or any part of the
amount represented by this
Receipt, and may apply the
proceeds in payment of such
obligations, the Owner hereof
remaining liable for any
deficiency.
REPRESENTATIONS AND WARRANTIES.
	Every person presenting
securities for deposit shall be
deemed thereby to represent and
warrant that such securities and
each certificate therefor are
validly issued, fully paid and
non-assessable, free of any
preemptive rights of the holders
of any outstanding Shares or other
securities and that the person
making such deposit is duly
authorized so to do.  Every such
person shall also be deemed to
represent that the deposit of such
securities and the sale of
Receipts evidencing American
Depositary Shares representing
such securities by that person are
not restricted under the
Securities Act of 1933.  Such
representations and warranties
shall survive the deposit of such
securities and issuance of
Receipts.
	This Receipt is issued subject,
and all rights of the holder or
Owner hereof are expressly
subject, to the terms and
conditions set forth on both sides
of this Receipt, all of which form
a part of the agreement evidenced
in this Receipt and to all of
which the holder or Owner hereof
by accepting this Receipt
consents.
REPORTS OF ISSUER OF DEPOSITED
SECURITIES; VOTING RIGHTS.
	The Depositary shall be under
no obligation to give notice to
the holder or Owner of this
Receipt of any meeting of
shareholders or of any report of
communication from the issuer of
the Deposited Securities, or of
any other matter concerning the
affairs of such issuer, except as
herein expressly provided.  The
Depositary undertakes to make
available for inspection by
holders and Owners of the Receipts
at its Corporate Trust Office, any
reports and communication received
from the issuer of the Deposited
Securities which are both (i)
received by the Depositary as the
holder of the Deposited
Securities, and (ii) made
generally available to the holders
or Owners of the Deposited
Securities by the issuer thereof.
Such reports and communications
will be available in the language
in which they were received by the
Depositary from the issuer of the
Deposited Securities, except to
the extent, if any, that the
Depositary in its sole discretion
elects to both (i) translate into
English any of such reports or
communications that were not in
English when received by the
Depositary and (ii) make such
translation, if any, available for
inspection by holders and Owners
of the Receipts.  The Depositary
has no obligation of any kind to
translate any of such reports or
communications or to make such
translation, if any, available for
such inspection.
	The issuer of the Deposited
Securities furnishes the
Securities Exchange Commission
hereinafter called the Commission
with certain public reports and
documents required by foreign law
or otherwise under Rule 12g3-2(b)
of the Securities Exchange Act of
1934. Such reports and documents
are available for inspection and
copying by holders of Receipts at
the public reference facility
maintained by the Commission in
Washington, D.C.
	The Depositary may in its sole
discretion, but shall not be
required to, exercise any voting
rights which may exist in respect
of the Deposited Securities,
provided that upon the written
request of the Owner hereof and
the payments to it of any expense
involved, the Depositary will
endeavor in so far as practicable
to exercise any such then existing
voting rights with respect to an
amount of the Deposited Securities
represented hereby in accordance
with such request.
DISTRIBUTIONS.
	Until the surrender of this
Receipt, the Depositary shall
distribute or otherwise make
available to the Owner hereof, at
a time and in such manner as it
shall determine, any distributions
of cash, subscription or other
rights, securities described above
or other property or securities
received with respect to the
amount of Deposited Securities
represented hereby, after
deduction, or upon payment of the
fees and expenses of the
Depositary described in Article 14
below, and the withholding of any
taxes in respect thereof,
provided, however, that the
Depositary shall not make any
distribution which in the opinion
of counsel would violate the
Securities Act of 1933 or any
other applicable law.  In such
case, the Depositary may sell such
subscription or other rights,
securities or other property.  In
lieu of distributing fractional
shares, the Depositary may, in its
discretion, sell the amount of
securities or property equal to
the aggregate of any fractional
shares. Except as otherwise
provided, in the case of
subscription or other rights, the
Depositary shall issue warrants
for such subscription or other
rights and shall seek instructions
from the Owner of this Receipt as
to the disposition to be made of
such subscription or other rights.
In the absence of such
instructions, the Depositary may
sell such rights if they are about
to lapse.  Sales of subscription
or other rights, securities or
other property by the Depositary
shall be made at such time and in
such manner as the Depositary may
deem advisable, and in such case,
the Depositary shall distribute to
the Owner hereof the net proceeds
after deduction of its fees and
expenses described in Article 15
below and the withholding of taxes
in respect thereof.
	If the Depositary shall find in
its opinion that any cash
distribution is not convertible in
its entirety or with respect to
the Owners of a portion of the
Receipts, on a reasonable basis
into U.S. Dollars available to it
in the City of New York, or if any
required approval or license of
any government or agency for such
conversion is denied or is not
obtainable within a reasonable
period, the Depositary may in its
discretion make such conversion
and distribution in U.S. Dollars
to the extent possible, at such
time and rates of conversion as
the Depositary shall deem
appropriate, to the Owners
entitled thereto and shall with
respect to any such currency not
converted or convertible either
(i) distribute such currency to
the holders entitled thereto or
(ii) hold such currency for the
respective accounts of such Owners
and distribute appropriate
warrants or other instruments
evidencing rights to receive such
foreign currency.
RECORD DATES ESTABLISHED BY
DEPOSITARY.
	Whenever any cash dividend or
other cash distribution shall
become payable or any distribution
other than cash shall be made, or
whenever rights shall be offered,
with respect to Deposited
Securities, or whenever the
Depositary shall receive notice of
any meeting of Owners of Deposited
Securities, or whenever it is
necessary in the opinion of the
Depositary to determine the Owners
of Receipts, the Depositary will
fix a record date for the
determination of the Owners
generally or the Owners of
Receipts who shall be entitled to
receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, or
to give instructions for the
exercise of voting rights at any
such meeting.  Surrender of this
Receipt for registration of
transfer subsequent to any such
record date and prior to the date
of payment, distribution or
meeting shall not affect the right
of the Owner hereof on such record
date to receive such payment or
distribution or to direct the
manner of voting the Deposited
Securities represented hereby.
FORWARDING AND DELIVERY OF
DEPOSITED SECURITIES.
	At any time the Depositary may,
in its sole discretion, cause any
or all Deposited Securities to be
forwarded at the cost and risk of
the holders or Owners of the
Receipts to the Corporate Trust
Office of the Depositary or to any
agent, nominee, custodian,
clearing agency, or correspondent
of the Depositary, to be held by
the Depositary, or such agent,
nominee, custodian, clearing
agency, or correspondent, in which
case the Owner hereof shall have,
in lieu of the option set forth in
clauses (1) and (2) of the first
Article on the face hereof, the
right only to have the Depositary
or the office of such agent,
nominee, custodian, clearing
agency, or correspondent, to or
upon the order of such Owner,
forward such an amount of
Deposited Securities as are
represented hereby upon the
surrender of this Receipt properly
endorsed or accompanied by proper
instruments of transfer and upon
payment of the applicable fees,
taxes and charges.  The Depositary
shall not incur any liability to
any holder or Owner of this
Receipt by reason of any such
forwarding or failure to forward
any or all Deposited Securities.
CHANGES AFFECTING DEPOSITED
SECURITIES.
	Upon (i) any change in nominal
value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or (ii) any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or consolidation
affecting the issuer of the
Deposited Securities or to which
it is a party, or (iii) the
redemption by the issuer of the
Deposited Securities at any time
of any or all of such Deposited
Securities (provided the same are
subject to redemption), then and
in any such case the Depositary
shall have the right to exchange
or surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof  other
shares, securities, cash or
property to be issued or delivered
in lieu of or in exchange for, or
distributed or paid with respect
to, such Deposited Securities.
Upon any such exchange or
surrender, the Depositary shall
have the right, in its discretion,
to call for surrender of this
Receipt in exchange (upon payment
of fees and expenses of the
Depositary) for one or more new
Receipts of the same form and
tenor as shares, securities, cash
or property.  In any such case the
Depositary shall have the right to
fix a date after which this
Receipt shall only entitle the
Owner to receive such new Receipt
or Receipts.  The Depositary shall
mail notice of any redemption of
Deposited Securities to the Owner
of Receipts, provided that in the
case of any redemption of less
than all of the Deposited
Securities the Depositary shall
draw in such manner as it shall
determine an equivalent number of
American Depositary Shares and
shall mail notice of redemption
only to the Owners of Receipts
evidencing the American Depositary
Shares so drawn for redemption in
part.  The sole right of the
Owners of Receipts evidencing
American Depositary Shares
designated for redemption after
the mailing of such notice of
redemption shall be to receive the
cash, rights and other property
applicable to the same, upon
surrender to the Depositary (and
upon payment of its fees and
expenses) of the Receipts
evidencing such American
Depositary Shares.
LIABILITY OF DEPOSITARY.
The Depositary shall not incur any
liability to any holder or Owner
of this Receipt, if by reason of
any provisions of any present or
future law of the United States of
America, or of any state thereof,
or of any foreign country, or
political subdivision thereof, or
by reason of any provision,
present or future, of the charter,
certificate of incorporation,
memorandum or articles of
association, statutes, code of
regulations, by-laws or
resolutions of the issuer of the
Deposited Securities, the
Depositary shall be prevented or
forbidden from or subjected to any
civil or criminal penalty or
extraordinary expenses on account
of doing or performing any act or
thing which by the terms hereof it
is provided shall be done or
performed; nor shall the
Depositary incur any liability to
any holder or Owner hereof by
reason of any delay in the
performance or non-performance of
any act or thing which by the
terms hereof it is provided shall
be done or performed, caused as
aforesaid or arising out of any
act of God or war or any other
circumstances beyond its control,
or by reason of any exercise of,
or failure to exercise, any
discretion provided for herein.
So long as the Depositary acts or
omits to act in good faith it
shall not be responsible for any
failure to carry out any requests
to vote or for the manner or
effect of any vote made either
with or without request, or for
not exercising any right to vote.
The Depositary does not assume any
obligation and shall not be
subject to any liability to
holders or Owners hereunder other
than agreeing to use its best
judgment and good faith in the
performance of such duties as are
set forth herein, including,
without limitation, the time and
rates for conversion of any
foreign currency into U.S.
Dollars.
The Depositary shall be under no
obligation to appear in, prosecute
or defend, any action, suit or
other proceeding in respect of any
of the Deposited Securities or in
respect of the Receipts, which in
its opinion may involve it in
expense or liability, unless
indemnity satisfactory to it
against all expense and liability
be furnished as often as may be
required.  The Depositary shall
not be liable for any action or
non-action by it in reliance upon
the advice of or information from
legal counsel, accountants or any
other persons believed by it in
good faith to be competent to give
such advice or information.
The Depositary, subject to Article
15 hereof, may itself become the
owner of and deal in securities of
any class of the issuer of the
Deposited Securities and in
Receipts of this issue.



TERMINATION OF AGREEMENT AND
SURRENDER OF THIS RECEIPT.
	The Depositary may at any time
terminate the agreement evidenced
by this Receipt and all other
Receipts by mailing notice of such
termination to the Owners of all
Receipts then outstanding to them
at their addresses appearing upon
the books of the Depositary, at
least thirty days prior to the
date fixed in such notice for
termination.  On and after such
date of termination the Owner
hereof, upon surrender of this
Receipt at the Corporate Trust
Office of the Depositary, will be
entitled to delivery of the amount
of the Deposited Securities
represented hereby upon the same
terms and conditions, and upon
payment of a fee at the rates
provided herein with respect to
the surrender of this Receipt for
Deposited Securities and on
payment of applicable taxes and
charges.  The Depositary may
convert any dividends received by
it in cash after the termination
date into U.S. Dollars as herein
provided, and after deducting
therefrom the taxes and
governmental charges herein
referred to, hold the balance of
said dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered within
thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or
disbursement of any subsequent
dividends or any subscriptions or
other rights accruing on the
Deposited Securities.  After the
expiration of six months from such
date of termination the Depositary
may sell any remaining Deposited
Securities in such manner as it
may determine, and may thereafter
hold uninvested the net proceeds
of any such sale or sales together
with any dividends received prior
to such sale or the U.S. Dollars
received on conversion thereof,
unsegregated and without liability
for any interest thereon, for the
pro rata benefit of the Owners of
the Receipts which have not
therefore been surrendered for
cancellation, such Owners
thereupon becoming general
creditors of the Depositary with
respect to such net proceeds.
After making such sale, or if no
such sale can be made after the
expiration of two years from such
date of termination, the
Depositary shall be discharged
from all obligations whatsoever to
the holders and Owners of the
Receipts except to make
distribution of the net proceeds
of sale and of such dividends
(after deducting all fees, charges
and expenses of the Depositary) or
of the Deposited Securities in
case no sale can be made upon
surrender of the Receipts.
CERTAIN FEES AND CHARGES OF THE
DEPOSITARY.
	The Depositary may charge fees
for receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered
Receipts, for transfer of
Receipts, for splits or
combinations of Receipts, for
distribution of each Dividend, for
sales or exercise of Rights, or
for other services performed
hereunder.  The Depositary fees
may differ from those of other
Depositaries.  The Depositary
reserves the right to modify,
reduce or increase its fees upon
thirty (30) days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of
its latest fee schedule to any
party requesting it.
PRE-RELEASE OF RECEIPTS.
	Notwithstanding any other
provision of this Receipt, the
Depositary may execute and deliver
Receipts prior to the receipt of
Shares (Pre-Release). The
Depositary may deliver Shares upon
the receipt and cancellation of
Receipts which have been Pre-
Released, whether or not such
cancellation is prior to the
termination of such Pre-Release or
the Depositary knows that such
Receipt has been Pre-Released.
The Depositary may receive
Receipts in lieu of Shares in
satisfaction of a Pre-Release.
Each Pre-Release will be
(a) preceded or accompanied by a
written representation from the
person to whom Receipts are to be
delivered that such person, or its
customer, owns the Shares or
Receipts to be remitted, as the
case may be, (b) at all times
fully collateralized with cash or
such other collateral as the
Depositary deems appropriate,
(c) terminable by the Depositary
on not more than five (5) business
days notice, and (d) subject to
such further indemnities and
credit regulations as the
Depositary deems appropriate.  The
number of American Depositary
Shares which are outstanding at
any time as a result of Pre-
Releases will not normally exceed
thirty percent (30%) of the Shares
deposited with the Depositary;
provided, however, that the
Depositary reserves the right to
change or disregard such limit
from time to time as it deems
appropriate.
	The Depositary may retain for
its own account any compensation
received by it in connection with
the foregoing.
COMPLIANCE WITH U.S. SECURITIES
LAWS.
	Notwithstanding any terms of
this Receipt to the contrary, the
Depositary will not exercise any
rights it has under this Receipt
to prevent the withdrawal or
delivery of Deposited Securities
in a manner which would violate
the United States securities laws
including, but not limited to,
Section 1A(1) of the General
Instructions to the Form F-6
Registration Statement, as amended
from time to time, under the
Securities Act of 1933.
GOVERNING LAW.
	This Receipt shall be
interpreted and all rights
hereunder and provisions hereof
shall be governed by the laws of
the State of New York.




	16
NYB 1290480.9


NYB 1290480.9